PRIMUS AUTOMOTIVE FINANCIAL SERVICES, INC.
                                  PRIME ACCOUNT







                             Effective April 1, 1992
                            Restated January 1, 1996





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                                       CONTENTS

                                                                            PAGE

PREAMBLE ................................................................... 1


ARTICLE I   -   DEFINITIONS

                1.01      After-Tax Account..................................2
                1.02      Break In Service...................................2
                1.03      Company......................................... ..2
                1.04      Company Match Account..............................2
                1.05      Company Matching Contributions.....................2
                1.06      Compensation.......................................2
                1.07      Current Balance....................................3
                1.08      Designated Beneficiary.............................4
                1.09      Effective Date.....................................4
                1.10      Eligibility Dates..................................4
                1.11      Employee...........................................4
                1.12      Employee After-Tax Contributions...................5
                1.13      Employee Pre-Tax Contributions.....................5
                1.14      Employee Rollover Contributions....................5
                1.15      Forfeiture Account.................................5
                1.16      Fund(s)............................................5
                1.17      Highly Compensated Employee........................5
                1.18      Hour of Service....................................7
                1.19      Individual Account.................................9
                1.20      Leased Employee....................................9
                1.21      Normal Retirement Rate.............................9
                1.22      Participant........................................9
                1.23      Plan...............................................9
                1.24      Plan Year..........................................10
                1.25      Pre-Tax Account....................................10
                1.26      Related Employer...................................10
                1.27      Rollover Account...................................10
                1.28      Total Disability...................................10
                1.29      Trust..............................................10
                1.30      Trustee............................................10
                1.31      Valuation Date.....................................10
                1.32      Vesting............................................10
                1.33      Vesting Service Year...............................10

ARTICLE II  -   ELIGIBILITY AND PARTICIPATION

                2.01      Eligibility........................................11
                2.02      Excluded Employees.................................11
                2.03      Rehired Employees..................................12
                2.04      Enrollment in the Plan.............................12
                2.05      Transfers..........................................12
                2.06      Service With Related Employers/Participating
                            Employers........................................13
                2.07      Beneficiary Designation............................13

ARTICLE III -   CONTRIBUTIONS

                3.01      Employee Pre-Tax Contributions.....................14
                3.02      After-Tax Contributions............................14
                3.03      Modifying/Revoking Elections.......................14
                3.04      Company Matching Contributions.....................15
                3.05      Employee Rollover Contributions....................15
                3.06      Deduction Limit....................................16
                3.07      Calendar Year Limit on Employee Pre-Tax
                            Contributions....................................16
                3.08      Limit on Employee Pre-Tax Contributions of
                            the Highly Compensated Group.....................17
                3.09      Limit on Company Matching Contributions and
                     Employee After-Tax Contributions of the
               Highly Compensated Group.........................18
                3.10      Aggregating Plans..................................19
                3.11      Payment of Contributions to Trustee................20

ARTICLE IV  -   VESTING

                4.01      Vesting Defined....................................21
                4.02      Vesting/Employee Contributions.....................21
                4.03      Vesting/Matching Contributions.....................21
                4.04      Forfeiture of Contributions........................21
                4.05      Use of Forfeitures.................................22

                4.06      Vesting Service Year...............................22
                4.07      Employment Commencement Date.......................22
                4.08      Separation From Service  Date......................23
                4.09      Break in Service Defined...........................23
                4.10      Break in Service Exceptions........................23
                4.11      Service with Related Employers.....................25

ARTICLE V   -   ALLOCATIONS TO ACCOUNTS

                5.01      Individual Accounts................................26
                5.02      Employee Pre-Tax Contributions.....................26
                5.02      Employee After-Tax Contributions...................26
                5.04      Company Match Account..............................26
                5.05      Rollover Account...................................26
                5.06      Forfeiture Account.................................26
                5.07      Allocation of Adjustment...........................27
                5.08      Maximum Annual Allocations.........................27
                5.09      Multiple Plan Participation........................28

ARTICLE VI  -   DISTRIBUTIONS

                6.01      Termination of Employment at Normal
                            Retirement Date..................................30
                6.02      Employment After Age 70/Mandatory
                            Distributions....................................30
                6.03      Termination of Employment Before Retirement........30
                6.04      Disability Retirement..............................31
                6.05      Death..............................................32
                6.06      Form of Distributions..............................32
                6.07      Application For Benefits...........................33
                6.08      Time of Distribution...............................33
                6.09      Amount of Distribution.............................33
                6.10      Direct Rollovers...................................33
                6.11      Participants That Cannot Be Located................35

ARTICLE VII -   IN-SERVICE WITHDRAWALS AND LOANS

                7.01      In-Service Withdrawals.............................36
                7.02      Hardship Withdrawals...............................36

                7.03      Minimum In-service Withdrawals.....................38
                7.04      Annual Limit on Withdrawals........................38
                7.05      Loans..............................................38
                7.06      Amount Available...................................41
                7.07      Source of Withdrawals/Loans........................41
                7.08      Form of Withdrawals/Loans..........................41

ARTICLE VIII -  FUNDING

                8.01      Contributions......................................42
                8.02      Return of Contributions............................42
                8.03      Trustee............................................42
                8.04      Investment Funds...................................43
                8.05      Direction of Investments...........................43
                8.06      Vesting Rights/Ford Stock..........................44

ARTICLE IX  -   TOP HEAVY RULES

                9.01      Top Heavy Determination............................45
                9.02      Minimum Contribution...............................46
                9.03      Multi Plan Limits..................................46
                9.04      Key Employees......................................46

ARTICLE X   -   ADMINISTRATION

                10.01     Company............................................48
                10.02     Delegation of Authority............................48
                10.03     Fiduciary..........................................48
                10.04     Actions Taken in Good Faith........................49
                10.05     Claims Procedure...................................49
                10.06     Records and Reports................................50

ARTICLE XI  -   AMENDMENT AND TERMINATION

                11.01     Amendment..........................................51
                11.02     Termination........................................51

ARTICLE XII -  ALIENATION OF BENEFITS AND QUALIFIED DOMESTIC RELATIONS ORDERS

                12.01     Alienation of Benefits.............................52
                12.02     Qualified Domestic Relations Order.................52
                12.03     Alternate Payee....................................53
                12.04     Procedures.........................................53

ARTICLE XIII -  MISCELLANEOUS

                13.01     Construction.......................................55
                13.02     Plan Expenses......................................55
                13.03     Employment Rights..................................55
                13.04     Merger, Consolidation or Transfer..................55
                13.05     Guaranty of Benefits...............................56
                13.06     Facility of Payment................................56
                13.07     Errors in Payment..................................56
                13.08     Severability.......................................56

EXECUTION....................................................................57

                                     PREAMBLE




PRIMUS Automotive Financial Services, Inc. established this Plan effective April 1, 1992 to allow employees the opportunity to accumulate capital for their future economic security. This is accomplished by allowing employees to make pre-tax contributions which are matched by PRIMUS Automotive Financial Services, Inc.

From April 1, 1992 through December 1, 1995, Comerica served as the plan trustee. Effective January 1, 1996, the Fidelity Management Trust Company was appointed trustee and all plan assets (except those invested in Ford Motor Company stock) were transferred to the Fidelity funds.

At the time the Plan was established, PRIMUS Automotive Financial Services, Inc. adopted the Comerica prototype cash or deferred profit sharing plan by executing a nonstandardized adoption agreement. After Fidelity Management Trust Company was appointed trustee it was no longer feasible to continue using Comerica's prototype plan document. Therefore, the Plan was restated in its entirety effective January 1, 1996. The restated Plan reflects the existing plan design that was in effect on December 31, 1995. The restated Plan governs all issues that arise after December 31, 1995, all contributions made after December 31, 1995 and all distributions made after December 31, 1995.

                                    ARTICLE I

                                   DEFINITIONS




1.01 After-Tax Account -The portion of a Participant's Individual Account to which Employee After-Tax Contributions are allocated.

1.02      Break In Service - Defined in section 4.09.

1.03      Company - PRIMUS Automotive Financial Services, Inc.

1.04 Company Match Account - The portion of a Participant's Individual Account to which Company Matching Contributions are allocated.
1.05      Company Matching Contributions - Defined in section 3.04.

1.06 Compensation - All wages reported on the Employee's Federal Wage and Tax Statement (Form W-2) with the following modifications:

         (a)  Contributions - For purposes of determining contributions under
              Article III, Compensation includes all pre-tax contributions to this Plan and any other plan, including a cafeteria plan, but does not include the following non-wage items: reimbursements for expenses, nonqualified stock options, disqualifying dispositions of a qualified stock option, amounts realized from the sale or exchange of stock acquired under a qualified option, taxable group-term life insurance, distributions from any plan of deferred compensation, long term disability benefits, trustee and director fees, automobile lease fees, travel allowances, employment contract buyouts, signing bonus at the time of hire, transitional bonus, management incentive pay, cost differential pay, severance pay (including pay continuation and signing consideration) and other taxable fringe benefits and welfare benefits.

          (b) Limits on Contributions - For purposes of the limits on the contributions of Highly Compensated Employees in Article III, Compensation includes pre-tax contributions to this Plan and any other plan, including a cafeteria plan.

          (c) Annual Limit on Allocations - For purposes of the annual limit on allocations in Article V, Compensation is all compensation subject to withholding for federal income taxes. This is the amount reported on the Federal Wage and Tax Statement (Form W-2) except for the following: taxable benefits under a discriminatory health care plan, a disqualifying disposition of a qualified stock option and taxable group term life insurance.

          (d) $150,000 Limit For each Plan Year, Compensation is limited to the first $150,000 earned. This dollar limit is adjusted annually by the Commissioner of Internal Revenue in increments of $10,000 or such other increments as determined by the Commissioner to reflect increases in the cost of living. Increases in this limit do not apply retroactively to prior Plan Years. For purposes of this dollar limit, an Employee's Compensation includes a family member's compensation if the Employee is a five percent owner or a Highly Compensated Employee who is one of the 10 highest paid Employees. Family members include the Employee's spouse, and lineal descendants who are less than 19 years of age who are also Employees.


1.07 Current Balance The value of a Participant's Individual Account at any given point in time, plus any contributions and minus any distributions not yet credited or debited to the Individual Account. The value of a Participant's Individual Account is equal to the sum total of all the allocations to the Participant's Individual Account as described in Article V, minus all distributions.

1.08      Designated Beneficiary
          ----------------------
          The person (including a Participant's estate) or trust designated in writing by the Participant to receive any undistributed portion of the Participant's Individual Account upon the Participant's death.

          If a married Participant dies without designating a beneficiary, the undistributed portion of the Participant's account will be paid to the surviving spouse. A married Participant may designate a beneficiary other than the spouse only if the spouse consents in writing to such designation. Spousal consent is effective only if it acknowledges the effect of the designation and is witnessed by a notary public. Any change in a beneficiary designation by a married Participant is effective only if the spouse consents in writing to the change. Spousal consent is not required if the Participant establishes that the spouse cannot be located. A spouse is an individual who was legally married to the Participant for at least one year on the date the Participant died.

          A beneficiary designation is effective only if received by PRIMUS prior to the date of death. In the absence of an effective designation of Beneficiary, or if the Beneficiary does not survive the Participant, the death benefit is paid to the spouse or, if there is no surviving spouse, then to the Participant's estate. Distributions will not be made until PRIMUS receives a copy of the Participant's death certificate


1.09      Effective Date - April 1, 1992.

1.10 Eligibility Dates - First day of each calendar quarter. Effective January 1, 1997, the Eligibility Date shall mean the first day of each calendar month.

1.11 Employee - An individual who performs services for PRIMUS subject to PRIMUS' supervision and direction who is considered a common law employee.

1.12 Employee After-Tax Contributions - Amounts Participants elect to contribute to the Plan through payroll deduction after income and employment taxes were withheld.


1.13 Employee Pre-Tax Contributions - Amounts Participants elect to contribute to the Plan through payroll deduction before income taxes are withheld. Such amounts are subject to the Federal Insurance Contributions Act (FICA) and unemployment compensation taxes.


1.14 Employee Rollover Contributions - Amounts Participants elect to roll over to the Plan.

1.15 Forfeiture Account - An account within the Plan to which forfeitures are allocated.

1.16      Fund(s) - The investment funds described in Article VI.

1.17      Highly Compensated Employee - An Employee who during the preceding
          Plan Year:

         (a)  Owner - Was at any time a five percent owner; or

         (b)  Highest Paid - Received Compensation in excess of $75,000; or

         (c) Top Paid - Received Compensation in excess of $50,000 and was among the top 20 percent of Employees ranked on the basis of Compensation; or

         (d) Officers - Was at any time an officer whose Compensation exceeded 50 percent of the $90,000 annual limit on benefits which Employees may accrue under a defined benefit pension plan.

        (e) Cost of Living Adjustment - The dollar figures in (b), (c) and (d) above shall be increased annually in accordance with adjustments by the Commissioner of Internal Revenue to reflect increases in the cost of living.

        (f) Certain Rules - The following rules apply in determining which Employees are highly compensated:

                    (1) Officers - The number of officers is limited to the greater of three officers or 10 percent of the Employees up to a maximum of 50 officers.

                    (2) Special Rule For Current Year - An Employee who was not a Highly Compensated Employee in the prior Plan Year, will nevertheless be treated as highly compensated in the current Plan Year if he/she is either:

                            (A)  a five percent owner, or

                            (B) both a Highly Compensated Employee and one of the 100 highest paid Employees.

                    (3) Family Members - Family members of Employees who are either five percent owners or who are Highly Compensated Employees and one of the 10 highest paid Employees are not treated as separate Employees. Compensation paid to such family members or Contributions made to the Plan on behalf of such family members shall be treated as paid to or made on behalf of the Highly Compensated Employee. Family members are the Employee's spouse, lineal descendants and ascendants, and their spouses.

                    (4) Former Employees - A former Employee is treated as highly compensated if the Employee was either a Highly Compensated Employee at the time of separation from service or was a Highly Compensated Employee at any time after attaining age 55.

                    (5) Excluded Employees - To determine the top 20 percent of Employees in terms of Compensation and the number of officers who are Highly Compensated Employees, the following Employees are excluded:

                            (A) Employees who have not completed six months of service;

                            (B) Employees who normally work less than 17 1/2 hours per week;

                            (C) Employees who normally work less than six months during a year;

                            (D)  Employees who have not attained age 21; and

                            (E) Employees covered by a collective bargaining agreement.

                    (6) Controlled Group - Before identifying the highly compensated group, PRIMUS is combined with all Related Employers.

                    (7) Compensation - For purposes of identifying the highly compensated group, Compensation means compensation as defined in section 415(c)(3) of the Internal Revenue Code, including pre-tax contributions to a 401(k) plan or a cafeteria plan.


1.18      Hour of Service
          ---------------

          (a) Actual Service - Each hour for which an Employee is paid or is entitled to payment for the performance of duties for PRIMUS.

          (b) No Duties Performed - Each hour for which an Employee is paid or entitled to payment from the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty (to the extent required by law) or leave of absence. No more than 501 Hours of Service will be credited to an Employee on account of a single continuous period during which the Employee performs no duties.

          (c) Approved Leave of Absence - Each hour an Employee is on an approved leave of absence. The hours credited to an Employee shall be 40 hours per week or, if less, the weekly number of hours the Employee was most recently regularly scheduled to work.

          (d) Back Pay - Each hour for which back pay is either awarded against or agreed to by PRIMUS (irrespective of mitigation of damages). The Employee can be credited with no more than 501 Hours of Service under this paragraph for each period during which the Employee performs no duties.

          (e) Workers' Compensation/Unemployment Compensation - Hours of Service do not include hours during which no duties are performed and the only payments received by the Employee are due under a plan maintained for the purpose of complying with either workers' compensation, unemployment compensation or disability insurance laws.

          (f) Medical Payments - Hours of Service do not include hours during which the Employee performs no services and any payments are limited to reimbursement of the Employee's medical expenses.

          (g) Determining Number of Hours - If a payment is based on units of time, the number of hours credited is the number of hours the Employee regularly works during this period. If payments are not calculated on the basis of units of time, the number of hours credited to the Employee is determined by dividing the amount of the payment by the Employee's most recent hourly rate.

          (h) DOL Regulations - The number of Hours of Service credited to an Employee is done in a manner consistent with Department of Labor Regulation 29 CFR ss.2530.200b-2.

1.19 Individual Account - A detailed record for each Participan of all amounts credited to or charged against the Participant. Each Individual Account is comprised of up to four subaccounts: After-Tax Account, Pre-Tax Account, Rollover Account, and Company Match Account.


1.20 Leased Employee - Leased Employees must be treated as Employees solely for the purposes of applying the coverage rules for tax qualified plans. A leased Employee is an individual who, pursuant to an agreement between PRIMUS and a leasing organization, performs services for PRIMUS on a substantially full time basis during a 12 month period of a type historically performed by Employees in PRIMUS' field of business. Effective January 1, 1997, such Employee must be under the primary direction or control of PRIMUS to be considered a Leased Employee. However, Leased Employees are not treated as Employees if Leased Employees do not constitute more than 20 percent of PRIMUS' non-highly compensated work force and the Leased Employees are covered by a money purchase pension plan sponsored by the leasing organization(s). The money purchase pension plan must provide:

          (a) Contribution - A non-integrated employer contribution at a rate of at least 10 percent of Compensation,

          (b)       Participation - Immediate participation, and

          (c)       Vesting - Full and immediate vesting.


1.21      Normal Retirement Rate -  Defined in section 6.01.

1.22      Participant - A person with an Individual Account.

1.23      Plan -  The PRIMUS Automotive Financial Services, Inc. Prime Account.

1.24      Plan Year - The 12 month period beginning on January 1.

1.25 Pre-Tax Account - The portion of a Participant's Individual Account to which Employee Pre-Tax Contributions are allocated.

1.26 Related Employer - A member of the same controlled group of corporations or businesses that includes PRIMUS. The term "controlled group" is defined in sections 414(b) and (c) of the Internal Revenue Code.

1.27 Rollover Account - The portion of a Participant's Individual Account to which Employee Rollover Contributions and plan to plan transfers are allocated.

1.28      Total Disability - Defined in section 6.04.

1.29      Trust - The tax exempt trust maintained in connection with the Plan.

1.30 Trustee - Fidelity Management Trust Company or such other entity designated in the trust agreement to hold in trust the assets of the Plan.

1.31 Valuation Date - Each business day of the calendar year. At any time, PRIMUS may, in its discretion, establish different Valuation Dates.

1.32      Vesting - Defined in section 4.01.

1.33      Vesting Service Year -  Defined in section 4.06.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION



2.01      Eligibility
          -----------

          An Employee is eligible to participate in the Plan on the first Eligibility Date the Employee satisfies both the following requirements:

          (a)       Age - The Employee has attained the age of 21 years.

          (b) Service - The Employee has completed one year of service. An Employee is credited with a year of service if the Employee is credited with at least 1,000 Hours of Service in the 12 month period following the Employee's date of hire or in any Plan Year commencing after the date of hire.

                    Effective January 1, 1997, there shall be no service requirement for eligibility purposes under the Plan.


2.02      Excluded Employees
          ------------------

          The following groups are not eligible to participate in the Plan:

          (a)       Lay off - Employees who are laid off.

          (b) Leave of Absence - Employees who are on an unpaid leave of absence unless such leave of absence is approved or the employee is serving in the armed forces of the United States. An approved absence means a paid leave of absence approved by PRIMUS in accordance with a policy based upon uniform and nondiscriminatory rules.

          (c) Union Employees - Employees covered by collective bargaining agreement.

          (d)       Leased Employees

2.03      Rehired Employees
          -----------------

          (a) Former Participants - An Employee who is rehired and who satisfied the one year service requirement prior to separating from service and who is at least 21 years of age is immediately eligible to participate in the Plan whether or not he/she had reached an Eligibility Date prior to his/her termination date. Upon rehire, the Employee's salary reduction agreement will bw processed as quickly as is administratively feasible.

          (b) Other Employees - An Employee who is rehired and who never participated in the Plan must satisfy the eligibility requirements in section 2.01.


2.04      Enrollment in the Plan
          ----------------------

          An Employee who has satisfied the eligibility requirements cannot participate in the Plan until the Employee enrolls in the Plan through the voice response system designated and communicated to all Employees by PRIMUS. Participation in the Plan is effective as soon as administratively possible. Participants must provide PRIMUS with any information necessary to administer the Plan, including the Participant's current mailing address.

2.05      Transfers
          ---------
          (a) Transfers In - An Employee who is transferred to PRIMUS from a Related Employer that is not a Participating Employer is subject to the same eligibility requirements as other new Employees.

          (b) Transfers Out - An Employee who is permanently transferred from PRIMUS to a Related Employer that is not a Participating Employer is no longer eligible to make contributions to the Plan.

          (c) Plan to Plan Transfers - The Company may direct the Trustee to accept an Employee's funds transferred from a similar qualified plan and may direct the Trustee to transfer a Participant's funds to a similar qualified plan, provided such other qualified plan (1) is maintained by a Related Employer and (2) permits such transfers. Any funds transferred to the current employer's qualified plan shall be in cash, accompanied by written instructions from the

                    Trustee setting forth the Employee for whose benefit such assets are being transferred, and identifying the source of such accumulated funds. No such transfers may be executed until all outstanding loan amounts have been repaid. Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.


2.06      Service With Related Employers/Participating Employers
          ------------------------------------------------------
          Service with an entity that is a Related Employer from the date the entity became a Related Employer must be included in calculating eligibility service.

2.07      Beneficiary Designation
          -----------------------
          An Employee who has enrolled in the Plan shall be furnished with a beneficiary designation form. Such form must be completed and submitted to PRIMUS within the time frame indicated on the form.

                                   ARTICLE III

                                  CONTRIBUTIONS
                                  -------------


3.01      Employee Pre-Tax Contributions
          ------------------------------

     (a) Contributions -Participants may make Employee Pre-Tax Contributions to the Plan in percentages from a minimum of one percent of Compensation to a maximum of 11 percent of Compensation. A Participant shall elect the percentage of pre-tax contribution to be made through the voice response system during initial enrollment pursuant to Section 2.04.

     (b) Special Limit for Highly Compensated Employees - Employee Pre-Tax Contributions of Highly Compensated Employees may be limited to an amount that is less than 11 percent of Compensation as determined by PRIMUS in order to pass certain discrimination tests.


3.02      After-Tax Contributions
          -----------------------

          Participants may make Employee After-Tax Contributions in percentages from one percent to four percent of Compensation. A Participant can make Employee After-Tax Contributions only after the Participant contributes the maximum permitted amount of Employee Pretax Contributions. A Participant can elect to make Employee After-Tax Contributions through the voice response system during initial enrollment or at any time thereafter.

3.03      Modifying/Revoking Elections
          ----------------------------

          A Participant may revoke or modify a contribution election at any time. A Participant who revokes his/her Employee Pre-Tax and After-Tax Contributions is suspended from the Plan for one month following the effective date of the revocation. A revocation of only Employee After-Tax Contributions will not result in a Plan suspension. The complete revocation of an agreement is effective as soon as administratively feasible following the date the Participant informs PRIMUS, or its designated administrator, in writing, of the intent to revoke the agreement. The modification of an agreement is effective as soon as is administratively feasible after PRIMUS, or its designated administrator, is notified in writing of the modification.

3.04      Company Matching Contributions
          ------------------------------

          In its discretion, PRIMUS matches Employee Pre-Tax Contributions. The match is equal to 100 percent of Employee contributions not in excess of two percent of each Participant's Compensation and 50 percent of Employee contributions in excess of two percent but not in excess of six percent of each Participant's Compensation. Company Matching Contributions are contributed to the Plan at the same time as Employee contributions.


3.05      Employee Rollover Contributions
          -------------------------------

          (a) Permitted Rollovers - A Participant or an Employee may rollover or a trustee may transfer to the Plan a distribution from a tax qualified Plan or IRA (source was a qualified plan), and which is eligible for rollover treatment. PRIMUS will refuse to accept the rollover or transfer of any amount that may adversely affect the Plan's tax qualification. In this regard, PRIMUS can request that the source of such rollover verify that such amount is eligible for rollover treatment.

          (b) Amount of Rollover - A Participant may rollover any portion of a distribution from a tax qualified plan or an IRA, except that part of a distribution which represents Employee After-Tax Contributions.

          (c) Form of Rollovers - Rollovers are accepted only in the form of cash.

                                   ARTICLE IV

                                     VESTING
                                     -------


4.01      Vesting Defined
          ---------------

          A Participant has a nonforfeitable right to the portions of the Participant's Individual Account in which the Participant has vested.


4.02      Vesting/Employee Contributions
          ------------------------------

          Participants are 100 percent vested at all times in the Employee Pre-Tax Account, Employee After-Tax Account and Employee Rollover Account.


4.03      Vesting/Matching Contributions
          ------------------------------

          A Participant who has reached age 65 is vested in the Company Match Account. A Participant under age 65 is vested in the Company Match Account in accordance with the following schedule.

          Vesting Service Years     Vested Percentage
          ---------------------     -----------------
          1                                0%
          1 but less than 2               20%
          2 but less than 3               50%
          3 or more                      100%


4.04      Forfeiture of Contributions
          ---------------------------

          (a) Termination of Employmen - Upon termination of employment for a reason other than death or Total Disability, a Participant who has not reached the Normal Retirement Date and who elects a distribution of his/her Current Balance, or who receives an automatic distribution of the Current Balance, forfeits the nonvested percentage of the Company Match Account. A Participant whose vested percentage is zero is deemed to receive a distribution of zero dollars. If no distribution is made to a Participant upon termination of employment, a Participant forfeits the nonvested portion of the Company Match Account after experiencing a Break in Service.

          (b) Restoring Forfeited Amounts - If a former Participant who received a distribution under the Plan is reemployed before experiencing a Break in Service, and the Participant repays the amount previously distributed to the Participant within five years from the date of reemployment, PRIMUS must restore any forfeited amount. A Participant who was deemed to have received a distribution of zero dollars on termination of employment, is deemed to have repaid this distribution at the time the Participant is reemployed.


4.05      Use of Forfeitures
          ------------------

          The forfeited portion of a Participant's Company Match Account is used to reduce Company Matching Contributions.


4.06      Vesting Service Year
          --------------------

          Vesting service years are based upon the period of time that elapses while an employment relationship exists between PRIMUS and an individual. Vesting Service Years are the number of whole years of an Employee's periods of service including any period prior to a Break-in-Service. Each period of service runs from the Employment Commencement Date to the Separation From Service Date.


4.07      Employment Commencement Date
          ----------------------------

          The Employment Commencement Date is the first date the Employee performs an Hour of Service for PRIMUS.

4.08      Separation From Service Date
          ----------------------------

          The Separation From Service Date is earlier of the following dates.

          (a) Discharge/Quit/Retire/Death - The date the Employee is discharged, quits, retires or dies.

          (b) Anniversary Date - The first anniversary of the date the Employee is absent from work for any other reason.

          (c) Service Spanning Rules - The following periods of severance of less than 12 months must be counted in determining vesting service.

                    (1) Discharge/Quits/Retires - If an Employee is discharged, quits or retires but returns to service within 12 months, the period the Employee was absent from work must be included in the Employee's period of service.

                    (2) Other Absences - If an Employee is absent from work for any reason other than as a result of a discharge, quit or retirement and during the absence the Employee is discharged, quits or retires, the period following the discharge, quit or retirement must be included in the Employee's period of service if the Employee returns to work on or before the first anniversary of the date of his/her absence.


4.09      Break in Service Defined
          ------------------------

          An Employee experiences a Break in Service after five consecutive one-year periods of separation. A one-year period of separation is a period of 12 consecutive months during which the Employee is absent from work.


4.10      Break in Service Exceptions
          ---------------------------

          (a) Maternity/Paternity Leave - Solely for the purpose of determining when an Employee has experienced a Break in Service, an Employee who is on maternity/paternity leave is not treated as absent from work until 24 months after the Employee actually left PRIMUS. The following reasons qualify as maternity/paternity leave.

                    (1)     Pregnancy - Pregnancy of the Employee.

                    (2)     Child Birth - Birth of the Employee's child.

                    (3) Adoption - Placement of a child with the Employee as the result of the Employee's adoption of the child.

                    (4) Child Care - Caring for the Employee's child immediately following a birth or adoption.

          (b) Family and Medical Leave - A Break in Service cannot result from a leave of absence mandated by the Family and Medical Leave Act.

          (c) Approved Leave of Absence - A Break in Service shall not occur if an Employee is on a paid, approved leave of absence and the Employee returns to employment with PRIMUS at the end of such leave. If the employee fails to return to the employ of PRIMUS at the end of such leave, the Employee's Separation From Service Date shall be deemed to be the date such leave began.

          (d) Military Service - Participants who leave PRIMUS to serve in the Armed Forces of the United States are treated as active Employees with respect to their rights under the Plan. Such Participants are deemed to have separated from service with PRIMUS if they do not return to active employment with PRIMUS before their rights to reemployment under federal law expire. Participants who are serving in the Armed Forces of the United States are afforded all rights with respect to the Plan as required by federal law.

4.11      Service with Related Employers
          ------------------------------

          Service with an entity that is a Related Employer from the date the entity became a Related Employer is included in calculating Vesting Service Years.

                                    ARTICLE V

                             ALLOCATIONS TO ACCOUNTS
                             -----------------------


5.01      Individual Accounts
          -------------------

          An Individual Account is established for each Participant. All contributions to the Plan and forfeitures are allocated to one of the subaccounts in the Individual Accounts described in this Article.


5.02      Employee Pre-Tax Contributions
          ------------------------------

          Employee Pre-Tax Contributions are allocated to Participants' Pre-Tax Accounts.

5.03      Employee After-Tax Contributions
          --------------------------------

          Employee After-Tax Contributions are allocated to Participants' After-Tax Accounts.


5.04      Company Match Account
          ---------------------

          Company Matching Contributions, are allocated to Participants' Company Match Accounts.


5.05      Rollover Account
          ----------------

          Employee Rollover Contributions are allocated to Participants' Rollover Accounts.


5.06      Forfeiture Account
          ------------------

          All forfeitures are allocated to the Forfeiture Account.

5.07      Allocation of Adjustment
          ------------------------

          An allocation is made to each Participant's Individual Account of a share of the Trust's investment return. Investment return includes realized and unrealized investment gains and losses, dividends, other investment income, less investment fees and other expenses. The allocation of these adjustments will be performed separately for each Fund. The amount of the adjustments allocated to each Participant will be equal to the ratio of the portion of the Current Balance of the Participant's Individual Account allocated to the Fund as of date of the allocation, to the sum of the portion of the Current Balances of all Participants' Individual Accounts allocated to the Fund as of the date of the allocation. Allocations are made as of the Valuation Dates selected by PRIMUS. At least one allocation is made in each Plan Year.


5.08      Maximum Annual Allocations
          --------------------------

          (a) Annual Limit - The total annual allocations for a Plan Year to each Participant's Individual Account cannot exceed 25 percent of the Participant's Compensation up to a maximum of $30,000 (or if greater, one quarter of the annual limit on benefits which can accrue under a defined benefit plan, as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost of living).

          (b) Reduction in Contributions - If the total allocations to a Participant's Individual Account exceed the limits imposed by this section, Employee After-Tax Contributions will first be reduced, followed by Employee Pre-Tax Contributions, followed by Company Matching Contributions. Contributions distributed under this section will not be included in applying the discrimination tests in Article III.

          (c) Suspense Account - Employee contributions taken from a Participant's Individual Account in order to comply with the limits in this section will be returned to the Participant. If Company Matching Contributions exceed the limits in this section because of a reasonable error in estimating Compensation, such contributions are held in a suspense account in the Trust. Amounts will be held in this suspense account and will be applied in future Plan Years to reduce future Company Matching Contributions.

   (d)       Allocations - The following contributions to the Plan and
                    all other defined contribution plans sponsored by PRIMUS are subject to the limits imposed by this section:

                    (1)     Company Contributions,

                    (2) Employee Contributions - Employee contributions (excluding Employee Rollover Contributions), and

                    (3)     Forfeitures.


5.09      Multiple Plan Participation
          ---------------------------

          (a) Annual Limit - If a Participant also participates in a defined benefit plan sponsored by PRIMUS or a Related Employer, the amount of the Participant's contributions and benefits must be limited so that the sum of the defined benefit fraction and the defined contribution fraction for a Plan Year does not exceed 1.0.

          (b)       Defined Benefit Fraction - The defined benefit fraction is:

                    The Participant's projected annual benefit under the defined benefit plan determined as of the close of the Plan Year.

                    The lesser of 1.25 multiplied by the current annual dollar limit on benefits which can accrue under a defined benefit plan or 1.4 times the Participant's Compensation for the Plan Year.

          (c) Defined Contribution Fraction - The defined contribution fraction is:

                    The sum of the total allocations to the Participant's Individual Account for all Plan Years through the current Plan Year.

                    The sum of the maximum annual allocations which could have been made during all years of the Participant's employment (the maximum allocation is the lesser of 1.25 times the annual dollar limit on contributions or 1.4 times 25 percent of the Participant's Compensation).

          (d) Combining Plans - For purposes of the limits on contributions and benefits in this section, all defined contribution plans are treated as a single plan and all defined benefit plans are treated as a single plan.

          (e) Reduction in Benefits - If a Participant's contributions exceed the limits in this section, a reduction will be made in the Participant's benefit under the defined benefit plan.

          (f) Grandfather Rule - If an Employee was a Participant on January 1, 1987, in a defined benefit plan(s) sponsored by PRIMUS which was in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125% of the sum of the annual benefit under such plan which the Participant had accrued as of December 31, 1986, disregarding any changes in the terms and conditions of the plan after May 5, 1986. This sentence applies only if the defined benefit plan(s) satisfied the requirements of section 415 for all plan years beginning before January 1, 1987. If an Employee was a participant in one or more defined contribution plan(s) maintained by PRIMUS or a Related Employer which was in existence on May 6, 1986, the numerator of the defined contribution fraction is adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of the plan(s). Under this adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the Plan Year ending December 31, 1986 and disregarding any changes in the terms and conditions of the plan(s) made after May 5, 1986, but using the section 415 limits that apply to the Plan Year beginning January 1, 1987.

                                   ARTICLE VI

                                  DISTRIBUTIONS
                                  -------------


6.01      Termination of Employment at Normal Retirement Date
          ---------------------------------------------------

          A Participant's Normal Retirement Date is the first day of the month coinciding with or immediately following the date the Participant reaches age 65 and separates from service with PRIMUS. At the time a Participant reaches the Normal Retirement Date, the Current Balance in the Participant's Individual Account will be distributed.
          A Participant may elect to receive distribution of his Current Balance upon the attainment of age 65 regardless of whether such Participant terminates employment.

          A Participant may elect to defer distributions to any date on or before April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.


6.02      Employment After Age 70/Mandatory Distributions
          -----------------------------------------------

          A Participant who continues in active employment with PRIMUS after age 70 must receive a minimum distribution in each calendar year beginning with the calendar year in which the Participant reaches age 70 1/2. The minimum distribution is the quotient obtained by dividing the Current Balance in the Participant's Individual Account on December 31 of the prior calendar year by the Participant's life expectancy. The minimum distribution must be made no later than December 31, except that the minimum distribution for the calendar year in which the Participant reaches age 70 1/2 may be postponed until April 1 of the following calendar year.


6.03      Termination of Employment Before Retirement
          -------------------------------------------

          (a) Benefit Exceeds $3,500 - Upon termination of employment before the Participant reaches the Normal Retirement Date for any reason other than death or Total Disability, if the vested portion of the Current Balance in the Participant's Individual Account exceeds $3,500, the Participant may elect immediate distribution of the vested portion of the Current Balance. A Participant who does not elect a distribution upon termination of employment may elect distribution of his/her Individual Account anytime up to April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2. On this date, the Individual Account is automatically distributed to the Participant.

          (b) Benefit Does Not Exceed $3,500 - Upon termination of employment before the Participant reaches the Normal Retirement Date for any reason other than death or Total Disability, if the vested portion of the Current Balance in the Participant's Individual Account has never exceeded $3,500, the vested portion of the Current Balance is automatically distributed to the Participant.

          (c) Forfeitures - The nonvested portion of a Participant's Individual Account is forfeited at the time a distribution is made under this section. The rules governing forfeitures are described in Article IV.

          (d) Transfers to Related Employer - For purposes of this section, a transfer to a Related Employer will not constitute a termination of employment. A transferred Employee will not be considered as terminated unless the Employee separates from service with the Related Company or such Employee's Current Balance is transferred to such Related Employer pursuant to section 2.05(c).

          (e) Rehires - A Participant who is entitled to a distribution under this section but who is rehired before the distribution is made, is not eligible for such distribution.


6.04      Disability Retirement
          ---------------------

          A Participant may elect the distribution at any time of the Current Balance in his/her Individual Account if the Participant separates from service due to a Total Disability. If PRIMUS determines that a

          Participant suffers from a Total Disability, the Participant will be deemed to be fully vested in the Current Balance in his/her Individual Account as of the first Valuation Date preceding the date the Participant becomes disabled. If the Participant returns to work and rejoins the Plan, any future allocations to his/her Individual Account shall vest in accordance with the vesting rules of the Plan. Total Disability means a permanent mental or physical incapacity as a result of bodily injury or disease which prevents the Participant from performing his/her customary duties with PRIMUS. PRIMUS will determine if a Participant is suffering from a permanent and total disability based upon uniform principles and competent medical evidence. Where a Participant is covered by a long term disability plan sponsored by PRIMUS, the Participant is deemed to be disabled if the Participant is considered totally disabled under that plan. PRIMUS may rely upon the opinion of a qualified physician selected by PRIMUS to decide that a Participant is disabled. Under no circumstances, is an active Employee eligible for a distribution under this section.


6.05      Death
          -----

          Upon a Participant's death before the Participant has received the vested portion of the Current Balance, if any, in the Participant's Individual Account, such portion will be paid to the Designated Beneficiary. Upon the death of a Participant who was an active Employee at the time of death, the Participant will be deemed to be fully vested in his/her Individual Account. The Current Balance in the Participant's Individual Account is distributed to the Designated Beneficiary as soon as administratively possible after the Participant's death.


6.06      Form of Distributions
          ---------------------

          (a)       Lump Sums - All distributions are made in a single lump sum.

          (b) Cash and Ford Stock - Distributions are paid in cash except, to the extent a Participant may elect to receive certificates representing that portion of his/her Individual Account invested in shares of Ford Motor Company stock. Fractional shares are paid in cash.

6.07      Application For Benefits
          ------------------------

          Except where a Participant's Individual Account is automatically distributed on termination because the Current Balance is less than $3,500 or in the case of required distributions after age 70, the Participant or the Designated Beneficiary must complete an application for benefits furnished by PRIMUS before receiving any distributions. No distribution can be made until the Participant or the Beneficiary has provided all information necessary for the proper administration of the Plan. If a Participant fails to complete an application, PRIMUS will process the distribution in the manner it deems to be reasonable.


6.08      Time of Distribution
          --------------------

          Distributions are made as soon as is administratively feasible, after the submission of a complete application.


6.09      Amount of Distribution
          ----------------------

          Where a Participant's Individual Account is automatically distributed on termination because the Current Balance has never exceeded $3,500, the Current Balance is determined as of the Valuation Date following the date of the Participant's termination. Under all other circumstances, the Current Balance will be determined as of the Valuation Date following the date the Participant or Designated Beneficiary completes an application for benefits. PRIMUS may, in its discretion, select a different date to determine the Current Balance available for distribution that is consistent with administrative procedures established to process distributions.


6.10      Direct Rollovers
          ----------------

          This paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this paragraph, the following definitions shall apply:

          (a) Eligible Rollover - Distribution An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, of for a specified period of ten years of more; and distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan - An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                    section 403(a) of the Code or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

  (c)       Distributee - A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover - A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


6.11      Participants That Cannot Be Located
          -----------------------------------

          If a Participant with a vested right to contributions allocated to the Participant's Individual Account cannot be located at the Participant's Normal Retirement Date, the Current Balance in the Participant's Individual Account is forfeited. The forfeited amount is used to reduce Company contributions. If the Participant's whereabouts become known, the Participant's Current Balance (unadjusted for any investment gain or loss) will be fully restored.

                                   ARTICLE VII

                        IN-SERVICE WITHDRAWALS AND LOANS
                        --------------------------------


7.01      In-Service Withdrawals
          ----------------------

          (a) Age 59 1/2 Withdrawals - A Participant who has attained age 59 1/2 may elect to withdraw all or a portion of the balance in the Participant's Pre-Tax Account.

          (b) Employee Rollover Account - A Participant may elect to withdraw all or a portion of the Participant's Rollover Account.

          (c) Employee After-Tax Account - A Participant may elect to withdraw all or a portion of the balance in the Participant's After-Tax Account.

          (d) Company Match Account - A Participant may withdraw all or a portion of the vested balance in the Participant's Company Match Account, exclusive of any Company Matching Contributions allocated to the Participant's Individual Account during the preceding 24 months, plus any income thereon.

          (e) Time of Withdrawal - Withdrawals are processed as quickly as administratively possible after the Participant completes an application form provided by PRIMUS.


7.02      Hardship Withdrawals
          --------------------

          (a) Withdrawal - If a Participant experiences a hardship, the Participant may withdraw, to the extent vested, all or a portion of his/her Pre-Tax Account.

          (b) Immediate and Heavy Financial Need - A hardship exists only where the Participant has an immediate and heavy financial need which cannot be satisfied from other sources and which results from one of the following:

                    (1) Medical expenses incurred, or which will be incurred, described in Section 213 of the Internal Revenue Code incurred by the Employee, the Employee's spouse or dependents of the Employee as defined in Section 152 of the Internal Revenue Code,

                    (2) Purchase of a principal residence for the Participant (excluding mortgage payments),

                    (3) Tuition payments for post-secondary education for the next semester or quarter for the Participant, the Participant's spouse or dependents,

                    (4) Rent or mortgage payments if necessary to prevent eviction of the Participant from his/her principal residence or to prevent foreclosure on the mortgage of the Participant's principal residence, or

                    (5) Such other conditions which Company determines constitute an immediate and heavy financial need under rules published from time to time by the Internal Revenue Service.

          (c) Use of Other Resources - A hardship exists only if the Participant lacks other resources to meet the immediate and heavy financial need. PRIMUS will determine if other resources are available. A Participant is deemed to lack other resources to meet the hardship if:

                    (1)   The withdrawal does not exceed the amount needed, and

                    (2) The Participant has withdrawn all other amounts available under the Plan and obtained the maximum loan available under the Plan.

          (d) Taxes - If a Participant so elects, the amount of a hardship withdrawal may be increased to include federal, state and local income taxes, plus any penalties.

          (e) Earnings on Employee Pre-Tax Contributions - The amount withdrawn in the event of hardship cannot include any investment income earned on Employee Pre-Tax Contributions.

          (f) Proof of Hardship - The existence of a hardship is established through the participant's statements. PRIMUS will accept such statements in the absence of contrary evidence of which it has knowledge.

          (g) Time of Withdrawal - Requests for a hardship withdrawal are processed as quickly as administratively possible.

          (h) Suspension - A Participant who receives a hardship withdrawal is suspended from making Employee Pre-Tax Contributions for the 12 month period following the date he/she receives the hardship distribution.


7.03      Minimum In-Service Withdrawal
          -----------------------------

          The minimum withdrawal permitted is $1,000 or, if less, the amount available with respect to the type of withdrawal requested.


7.04      Annual Limit on Withdrawals
          ---------------------------

          A Participant is limited to two withdrawals in any Plan Year.


7.05      Loans
          -----
          (a) Application - A Participant may request a loan by completing the application form furnished by PRIMUS. An approved loan is distributed to a Participant within 30 days from the end of the payroll period in which PRIMUS receives the loan application. In granting or refusing loan applications, PRIMUS will apply uniform standards that do not discriminate in favor of stockholders, officers or Highly Compensated Employees.

          (b) Limits - A Participant may receive a maximum of two loans during a Plan Year. No more than one loan can be outstanding at any time. Loans are available from a minimum of $1,000 to a maximum of $50,000 (reduced by the highest outstanding balance of a loan during the one year period ending on the date the loan is made). A loan cannot exceed 50 percent of the vested portion of the Current Balance in the Participant's Individual Account at the time the application for a loan is processed.

          (c) Repayment - Unless PRIMUS agrees to a different arrangement, loans are repaid through payroll deduction. The amount necessary to repay the loan over its term in equal payments is deducted from the Participant's paycheck each payroll period. The Participant may pay off the outstanding balance of a loan at any time by direct payment without penalty. All loans must be amortized over a period not exceeding 60 months and payments must be made at least quarterly. The term of a loan may be up to 10 years if the loan is used to acquire a dwelling which the Participant intends to use as a principal residence within a reasonable time after receiving the loan.

          (d) Leave of Absence/Former Employee - An Employee who is on an unpaid leave of absence must repay an outstanding loan by making monthly loan payments equal to the aggregate monthly payroll deductions made before cessation of employment. If any loan payment is more than 90 days in arrears, the loan is in default. The outstanding balance of a loan in default is due immediately and is deducted from the vested portion of the Employee's Individual Account.

          (e) Former Employee - For a former Employee, the outstanding balance of a loan is due in full 90 days after the date of termination.

          (f) Interest Rate - The prime rate as quoted in the Wall Street Journal for the last business day of the month preceding the month in which the loan is approved.

          (g) Collateral - The vested portion of the Participant's Individual Account, in an amount equal to the face amount of the loan, serves as collateral for a loan. All loans must be evidenced by a promissory note as specified by PRIMUS. On the date the loan is approved, the amount of collateral cannot exceed 50 percent of the vested portion of the Participant's Individual Account.

          (h) Payment of Interest - The Trustee will hold all promissory notes as an asset of the Trust in a separate Fund. The investment income consists of the interest payments Participants make. A Participant who has an outstanding loan will have a portion of the investment income allocated to his/her Individual Account. The amount allocated to the Participant is an amount equal to the interest paid on the Participant's loan.

          (i) Withdrawals - A Participant who has received a loan cannot make a withdrawal under this Article if, after the withdrawal, 50 percent of the vested portion of the Participant's Individual Account is less than the outstanding balance of the loan.

          (j) Order of Accounts - Loans will be debited to the sub-accounts of the Participants Individual Account in the order designated by the Participant.

          (k) Investment of Loan Payments - Loan payments are invested in accordance with the Participant's current investment election.

          (l) Truth in Lending - For Plan Years during which at least 25 loans are made to Participants during the Plan Year or the previous Plan Year, PRIMUS must comply with the Truth in Lending Act. To comply with this law, PRIMUS will disclose to a Participant the terms of a loan including the rate of interest charged with respect to a loan and the total dollar amount of interest which must be paid over the life of the loan.

7.06      Amount Available
          ----------------

          (a) Withdrawals - The amount available for a withdrawal is based on the vested percentage of the Participant's Current Balance, minus the amount invested in Ford Motor Company stock.

          (b) Loans - The amount available for a loan is based on the vested percentage of the Current Balance at the time the application for a loan is processed. In PRIMUS' discretion, the amount available for a loan may be based on the vested percentage of the Current Balance as of a Valuation Date following the date a Participant requests the loan.

          (c) Different Valuation Date - PRIMUS may in its discretion select a Valuation Date for determining the Current Balance available for a withdrawal or a loan that is consistent with the administrative procedures established to process requests for withdrawals and loans.


7.07      Source of Withdrawals/Loans
          ---------------------------

          Withdrawals and loans are taken pro rata from each Fund in which the Participant's Individual Account is invested (except that portion of the Participant's Individual Account invested in shares of Ford Motor Company stock), unless the Participant elects otherwise.

7.08      Form of Withdrawals/Loans
          -------------------------

          Withdrawals and loans are paid in cash in single lump sums.

                                  ARTICLE VIII

                                     FUNDING
                                     -------


8.01      Contributions
          -------------

          A Trust is maintained in connection with the Plan. All contributions to the Plan are paid over to the Trustee. Contributions placed in the Trust are used exclusively to provide benefits to Participants and their beneficiaries and to defray the reasonable costs of administering the Plan. All contributions are contingent on their deductibility and upon the qualification of the Plan under Section 401(a) of the Internal Revenue Code.


8.02      Return of Contributions
          -----------------------

          (a) Mistake of Fact - A contribution to the Trust made on account of a mistake of fact should be returned to PRIMUS, but this must be accomplished within one year after the date the contribution is made.

          (b) Nondeductible Contributions - A contribution which is not deductible should be returned to PRIMUS, but this must be accomplished within one year after the date the deduction is disallowed.


8.03      Trustee
          -------

          (a) Trust Agreement - PRIMUS will enter into a trust agreement with the Trustee. Under this trust agreement, the Trustee administers the Trust to which contributions are made. The trust agreement must provide, among other things, for the investment and management of trust assets, the responsibilities and immunities of the Trustee, the removal of the Trustee, the appointment of a successor Trustee, accounting by the Trustee and the disbursement of trust assets.

   (b)  Investment Manager - The Trustee has the exclusive authority and responsibility to manage the Trust subject to the trust agreement, except PRIMUS may retain an investment manager to direct the Trustee as how to invest Trust assets. Any investment manager must satisfy the following criteria.

               (1) Registered - The investment manager must be registered as an investment advisor under the Investment Advisors Act of 1940, a bank as defined in that act, or an insurance company qualified to perform investment services under the laws of more than one state.

               (2) Acknowledgment - The investment advisor must acknowledge in writing that it is a fiduciary under the Employee Retirement Income Security Act of 1974.


8.04      Investment Funds
          ----------------

          The Trustee must establish two or more Funds within the Trust as directed by PRIMUS for the purpose of investing trust assets. One of these Funds is invested exclusively in shares of Ford common stock. PRIMUS may from time to time direct the Trustee to establish additional investment funds or close out existing funds.


8.05      Direction of Investments
          ------------------------

          (a) Investment Choices - A Participant has the right to decide how his/her Individual Account and future contributions to his/her Individual Account will be allocated among the Funds.

          (b) Investment of Future Contributions - A Participant must make investment choices when first applying for participation by completing an election form furnished by PRIMUS. A Participant may elect to allocate future contributions among the available Funds in increments of one percent, with a minimum of five percent allocated to any one Fund.

          (c) Change of Investments - A Participant may change how future contributions are allocated among the Funds and/or how his/her Individual Account is allocated among the Funds at any time. To modify investment elections, a Participant must complete a written form provided by PRIMUS. The modification of existing investment elections will be put into effect as soon as administratively feasible, but not later than the first business day of the calendar quarter which is at least 15 days after PRIMUS receives the participant's completed election form.

          (d) Failure to Elect - If a Participant does not make investment choices, the Current Balance in the Participant's Individual Account will be invested by the Trustee in a fixed income fund, money market fund or some other conservative investment vehicle providing for conservation of principal.


8.06      Voting Rights/Ford Stock
          ------------------------

          PRIMUS may, in its discretion, permit Participants to direct the Trustee with respect to how to vote shares of Ford Motor Company stock with respect to any matter brought before a shareholders meeting or how to respond to a tender offer or any other offer to purchase shares of Ford Motor Company stock. Participants may vote shares representing undividend interests that are allocated to their Individual Accounts as of the record date for the shareholders' meeting. Participants who are not active Employees of PRIMUS or a Related Employer as of the record date may vote shares only in proportion to the vested percentage of their Individual Accounts. The Trustee must solicit and tabulate Participants' votes as directed by the Company. The Trustee must hold in confidence the instructions of individual Participants. The instructions of Participants notwithstanding, the Trustee will not dispose of stock in a manner that violates section (e)(i) of Rule 144 of the Securities Act of 1933 or any other federal or state securities laws.

                                   ARTICLE IX

                                 TOP HEAVY RULES
                                 ---------------


9.01      Top Heavy Determination
          -----------------------

          (a) Top Heavy Defined - The Plan is Top Heavy in any Plan Year that the sum of the Current Balances of the Individual Accounts of Key Employees exceeds 60 percent of the sum of the Current Balances of all Individual Accounts.

          (b) Determination Date - The Top Heavy determination for the current Plan Year is made on the last date of the preceding Plan Year.

          (c) Five Year Rule - In determining if the Plan is Top Heavy, all distributions during the five year period ending on the Determination Date must be taken into account. The Individual Account of a former Employee is disregarded if the individual has not performed services for PRIMUS during this five year period.

          (d) Rollover Contributions - Employee Rollover Contribution Accounts are disregarded in determining if the Plan is Top Heavy.

          (e) Former Key Employees -The Individual Account of a Participant is disregarded in determining if the Plan is Top Heavy if the Participant is not currently a Key Employee, but was a Key Employee in any prior Plan Year.

          (f) Aggregation of Plans - Before determining if the Plan is Top Heavy, the Plan must be aggregated with any of the following plans including a plan that was terminated in the current Plan Year or any of the preceding four Plan Years:

                    (1) Plans with Key Employees - If the Plan has at least one Key Employee, any other planin which a Key Employee is a Participant or was a Participant during any of the four preceding years.

                    (2) Aggregation/Coverage - Other plans which must be aggregated with the Plan in order to satisfy the coverage rules or the non-discrimination rules in sections 401(a)(4) and 410(b) of the Internal Revenue Code.

                    (3) Permissive Aggregation - The Plan may be permissively aggregated with other plans if the plans together can satisfy the coverage rules and nondiscrimination rules in sections 410(b) and 401(a)(4)of the Internal Revenue Code.


9.02      Minimum Contribution
          --------------------

          In a Plan Year in which the Plan is Top Heavy, PRIMUS contributions and forfeitures allocated to each non-Key Employee must equal three percent of the non-Key Employee's Compensation, or if less, the highest contribution percentage for a Key Employee. If a non-Key Employee participates in other defined contribution plans, the minimum contribution required under this section must be made only to one plan. If a non-Key Employee participates in a Top Heavy defined benefit plan, the minimum contribution percentage for the non-Key Employee is increased to five percent.


9.03      Multi Plan Limits
          -----------------

          For any Plan Year in which the Plan is Top Heavy, the multi-plan limits in Article V must be read by substituting the number "1.00" for the number "1.25" wherever it appears.


9.04      Key Employees
          -------------

          The following officers and owners are Key Employees. Any Employee who does not fall within the definition of Key Employee is a non-Key Employee.

          (a) Officers - All officers of PRIMUS whose annual Compensation exceeds 50 percent of the $90,000 annual limit on benefits which may accrue under a defined benefit plan, as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost of living. No more than three officers are treated as Key Employees, or if greater, 10 percent of the employees up to a maximum of 50.

          (b) Five Percent Owners - All Employees who own five percent or more of Ford Motor Company's stock.

          (c) 10 Largest Owners - The 10 Employees owning the largest interests in Ford Motor Company, if their Compensation exceeds the $30,000 (or if greater, 1/4 of the annual limit on benefits that can accrue under a defined benefit plan) annual limit on contributions to a defined contribution plan.

          (d) High Paid Owners - Any Employee who owns at least one percent of Ford Motor Company's stock and whose annual Compensation exceeds $150,000.

                                    ARTICLE X

                                  ADMINISTRATION
                                  --------------


10.01     Company
          -------

          PRIMUS is the named fiduciary and it has sole authority to administer the Plan. This authority includes construing the language of the Plan and determining eligibility for benefits.


10.02     Delegation of Authority
          -----------------------

          (a) Delegation to Others - PRIMUS may delegate administrative responsibilities to officers or Employees or a committee and such individuals or committee have the authority to further delegate such responsibilities to others. The responsibilities that may be delegated include, but are not limited to, construing the language of the Plan, determining eligibility for benefits, retaining the services of third parties as are necessary, authorizing payment of benefits, authorizing or accepting a transfer of assets to or from the Plan and routine administrative duties.

          (b) Matters Affecting Employees - An Employee may not act in any matter directly affecting the Employee's rights under the Plan.


10.03     Fiduciary
          ---------

          Each person, to the extent that they have discretionary authority with respect to either the administration of the Plan or the management and disposition of trust assets, may be a fiduciary with respect to the Plan under the Employee Retirement Income Security Act of 1974. Each fiduciary must discharge his/her duties solely in the interest of the Participants and their beneficiaries and in accordance with the terms of the plan document and the trust instrument. Any fiduciary charged with managing plan assets must diversify the investment of those assets in such a manner as to minimize the risk of large losses, unless it is clearly imprudent to do so. A fiduciary will be in breach of his/her fiduciary duties if the fiduciary fails to carry out these duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

10.04     Actions Taken in Good Faith
          ---------------------------

          Each person who carries out responsibilities under the Plan is acting on behalf of PRIMUS. Such persons may rely upon the information and opinions provided by actuaries, legal counsel and other professionals. Such persons are not responsible for actions taken in good faith. PRIMUS will indemnify responsible persons for all costs incurred while acting on behalf of the Plan and in good faith.


10.05     Claims Procedure
          ----------------

          (a) Denying Claims - PRIMUS decides the right of individuals to receive benefits under the Plan. All denials of claims for benefits must be in writing and must set forth specific reasons for the denial, including reference to the relevant plan provisions. The denial of a claim must describe any additional material or information which is necessary in order for the claimant to perfect a claim, with an explanation of why the additional material or information is necessary. A claimant must be provided with written notice of a decision denying a claim within 90 days of the date PRIMUS receives the claimant's written application for benefits. If PRIMUS needs additional time to reach a decision concerning a claim, this 90 day period may be extended for up to 90 additional days. The claimant must be provided written notice of such an extension within the original 90 day period.

          (b) Appeals - An individual whose claim for benefits is denied, in whole or in part, may request a review in writing within 60 days following the individual's receipt of the denial. PRIMUS must render a decision concerning an appeal not later than 60 days after the date PRIMUS receives the written request for an appeal. If PRIMUS needs additional time to reach a decision, the claimant must be provided written notice of such extension within the original 60 day period.

10.06     Records and Reports
          -------------------

          PRIMUS is responsible for ensuring that the Plan complies with all recordkeeping, reporting and filing requirements.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION
                            -------------------------


11.01     Amendment
          ---------

          PRIMUS reserves the right to amend the Plan at any time. No amendment can reduce the amount of a Participant's Individual Account as of the date PRIMUS adopts the amendment. A Plan amendment must be approved by PRIMUS at a meeting of the Board of Directors or by their unanimous written consent. The Board of Directors may delegate the authority to amend the Plan.


11.02     Termination
          -----------

          PRIMUS intends to maintain the Plan for an indefinite period of time, but it reserves the right to terminate the Plan at any time. If the Plan is terminated, all Participants who are current Employees or who separated from service with PRIMUS and have not received a distribution and have not experienced a Break in Service as defined in
          Article IV will become 100 percent vested in their Individual Accounts. On termination, the Trustee will distribute all assets to the Participants as soon as administratively feasible.

                                   ARTICLE XII

                           ALIENATION OF BENEFITS AND
                       QUALIFIED DOMESTIC RELATIONS ORDERS
                       -----------------------------------


12.01     Alienation of Benefits
          ----------------------

          Except for a Qualified Domestic Relations Order which requires distributions to an Alternate Payee, no distribution to any Participant or Designated Beneficiary is subject to anticipation, alienation, sale, liens, assignment, hypothecation, pledge, or encumbrance, whether voluntary or involuntary. PRIMUS will not recognize any attempt to alienate or encumber in any fashion a Participant's interest in the Plan.


12.02     Qualified Domestic Relations Order
          ----------------------------------

          (a) Defined - A Qualified Domestic Relations Order is a decree or court order (including approval of a property settlement) that:

                    (1) Relates to Marital Rights - Relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

                    (2) Rendered Under State Law - Is rendered pursuant to the domestic relations laws of a state, and

                    (3) Alternate Payee - Gives an Alternate Payee the right to receive all or a portion of a Participant's benefit.

          (b) Contents - A Qualified Domestic Relations Order must contain all of the following information:

                    (1) Name and Address - The name and last known mailing address of the Participant and each Alternate Payee covered by the order, unless PRIMUS has reason to know the address(es) independent of the order,

                    (2) Assign Portion of Benefits - The portion of the Participant's benefit assigned to the Alternate Payee,

                    (3) Form of Payment - The form in which the Participant's benefit must be paid to the Alternate Payee,

                    (4) Period of Payment - The number of payments or the period of time to which the order applies, and

                    (5) Identify Plans - The plans to which the order applies.

          (c) Different Form of Payment - A Qualified Domestic Relations Order cannot require distributions in a form or at a time not otherwise permitted under the Plan. However, a Qualified Domestic Relations Order may require distribution of an active Participant's benefit to an Alternate Payee any time after the Participant attains age 50.


12.03     Alternate Payee
          ---------------

          An Alternate Payee is a spouse, former spouse, child or other dependent of a Participant who has the right to receive all or a portion of the Participant's benefits under a Qualified Domestic Relations Order.


12.04     Procedures
          ----------

          (a) Procedures - PRIMUS will establish reasonable procedures to determine if a court decree or order is a Qualified Domestic Relations Order and to administer such orders.

          (b) Payment Pending Determination - If during the 18 month period beginning on the date that the first payment is required under a domestic relations order, PRIMUS or a court of competent jurisdiction is considering whether the order is a Qualified Domestic Relations Order, PRIMUS will separately account for amounts that are payable to the Alternate Payee under the order. If it is determined during this 18 month period that the order in question is a Qualified Domestic Relations Order, PRIMUS will pay the segregated amounts to the Alternate Payee. If it is determined that the order is not a Qualified Domestic Relations Order or if this question is not resolved during this 18 month period, PRIMUS will pay the segregated amounts to the Participant.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

13.01     Construction
          ------------

          PRIMUS has the discretion to construe the language of the Plan and to determine an Employee's rights under the Plan. Where federal law does not control, the Plan must be construed under the laws of the State of Tennessee, without the application of the principles of conflict of laws.


13.02     Plan Expenses
          -------------

          Expenses incurred in the operation of the Plan are paid from the Trust unless paid by PRIMUS. No expense is paid from the Trust unless such payment is permitted by law. Expenses are charged against the investment return on Trust assets or may be paid from forfeitures within PRIMUS' discretion.


13.03     Employment Rights
          -----------------

          The Plan is not an employment contract and it does not bestow upon any Employee the right to continued employment.


13.04     Merger, Consolidation or Transfer
          ---------------------------------

          PRIMUS may in its discretion merge the Plan with another tax qualified plan or transfer to or accept from another tax qualified plan assets and liabilities. If the Plan is merged or consolidated with another plan, or if assets and liabilities are transferred from or to this Plan, the Current Balance in each Participant's Individual Account immediately after such transaction must be at least equal to the Current Balance in the Participant's Individual Account immediately before such transaction.

13.05     Guaranty of Benefits
          --------------------

          PRIMUS does not guarantee the benefits under the Plan. The Current Balance in any Participant's Individual Account is solely contingent on contributions to the Individual Account and the investment performance of the Funds.


13.06     Facility of Payment
          -------------------

          If a person entitled to receive a payment under the Plan is incapable of managing his/her financial affairs because that person is under a legal disability or is incapacitated, PRIMUS may direct the Trustee to pay benefits in a manner PRIMUS considers advisable. Any such payment of a benefit is a complete discharge of liability for the benefit.


13.07     Errors in Payment
          -----------------

          Where there is an error in the payment of benefits, PRIMUS will correct the error in a reasonable manner.


13.08     Severability
          ------------

          The invalidity or unenforceability of any section of the Plan does not affect the validity or enforceability of any other sections of the Plan. If any section of the Plan is declared invalid by a count of law or other authority, PRIMUS may in its discretion construe the section in such a manner that it's valid.

                                 EXECUTION
                                 ---------


IN WITNESS WHEREOF, this Plan has been executed, as of this _______ day of ________________, 1997.

                                       PRIMUS AUTOMOTIVE
                                       FINANCIAL SERVICES, INC.

                                       By:


                                       Its:


Attest:


--------------------------------